HEIN & ASSOCIATES LLP
717 Seventeenth Street, Suite 1600
Denver, Colorado 80202-3330
Phone (303)298-9600
Fax (303)298-8118





                       INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference of our report dated August 20, 1998 accompanying the consolidated financial statements of Alanco Environmental Resources Corporation to the Form S-8 Registration Statement of Alanco Environmental Resources Corporation.

/s/HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
October 19, 1998